UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

The Navigators Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, NY	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Francis W. McDonnell, Senior Vice President and Chief Financial Officer of The Navigators Group, Inc. (the “Company”), is retiring from the Company effective October 31, 2011. On October 25, 2011, the Company entered into a retirement agreement with Mr. McDonnell providing for (a) one year of continued salary at its current level of $425,000, paid in accordance with the Company’s standard payroll practices until March 1, 2012, with the remaining balance payable on March 12, 2012, (b) the payment of Mr. McDonnell’s target bonus for 2011 in the amount of $340,000, to be paid on or before March 12, 2012, and (c) the accelerated vesting of restricted stock units representing 5,500 shares of the Company’s common stock, in consideration for Mr. McDonnell’s agreeing to a general release of all claims and to certain covenants, including with respect to confidentiality, nondisparagement and nonsolicitation of employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By: /s/ Bruce J. Byrnes
Name: Bruce J. Byrnes
Title: SVP & General Counsel

Date: October 31, 2011